EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Agapetus GmbH	Austria
Alicona Imaging GmbH	Austria
Anasys Instruments Corporation	California, U.S.A.
Berkeley Lights Life Science (Shanghai) Co. Ltd.	China
Berkeley Lights Life Science (Singapore) Pte. Ltd.	Singapore
Biognosys, AG	Switzerland
Biognosys, Inc.	Delaware, U.S.A.
BLI Europe International, LTD	United Kingdom
BLI International LLC	Delaware, U.S.A.
Bruker (Beijing) Scientific Technology Co., Ltd.	China
Bruker (Malaysia) SDN. BHD.	Malaysia
Bruker Arabia Limited	Saudi Arabia
Bruker Austria GmbH	Austria
Bruker AXS Holdings, Inc.	Delaware, U.S.A.
Bruker AXS LLC	Delaware, U.S.A.
Bruker AXS SE	Germany
Bruker Belgium S.A./N.V.	Belgium
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker BioSpin GmbH & Co. KG	Germany
Bruker BioSpin Holding GmbH	Germany
Bruker BioSpin Verwaltungs GmbH	Germany
Bruker Business Support Center sp. Z.o.o.	Poland
Bruker Cellular Analysis, Inc.	Delaware, U.S.A.
Bruker Daltonics GmbH & Co., KG	Germany
Bruker Daltonics Ltd.	United Kingdom
Bruker Daltonik SE	Germany
Bruker Detection Corporation	Massachusetts, U.S.A.
Bruker DO Brasil Ltda.	Brazil
Bruker EAS GmbH	Germany
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker Espanola S.A.	Spain
Bruker Finance BV	Netherlands
Bruker France S.A.S.	France
Bruker India Scientific PVT, Ltd.	India
Bruker Invest AG	Switzerland
Bruker Italia S.r.l.	Italy
Bruker Japan K.K.	Japan
Bruker JV UK Ltd.	United Kingdom
Bruker Korea Co. Ltd.	Korea
Bruker Ltd. (a)	Russia
Bruker Ltd.	Canada
Bruker Mexicana S.A. de C.V.	Mexico
Bruker Microbiology Technology (Beijing) Co., Ltd	China
Bruker Nano GmbH	Germany
Bruker Nano, Inc.	Arizona, U.S.A.
Bruker Nederland B.V.	Netherlands
Bruker Nordic AB	Sweden
Bruker Norway AS	Norway
Bruker Optics GmbH & Co. KG	Germany
Bruker Optics Verwaltungs GmbH	Germany
Bruker Optik Holding GmbH	Germany
Bruker OST LLC	Delaware, U.S.A.

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Polska Sp. Z.o.o.	Poland
Bruker Portugal Unipessoal LDA	Portugal
Bruker PTY Ltd.	Australia
Bruker s.r.o.	Czech Republic
Bruker Scientific Instrument (Shanghai) Co., Ltd	China
Bruker Scientific Instruments Hong Kong Co., Ltd.	Hong Kong
Bruker Scientific Israel Ltd.	Israel
Bruker Scientific LLC	Delaware, U.S.A.
Bruker Singapore Pte. Ltd.	Singapore
Bruker South Africa (Pty) Ltd.	South Africa
Bruker Spatial Biology, Inc.	Delaware, U.S.A.
Bruker Spatial Genomics, Inc.	Delaware, U.S.A.
Bruker Switzerland AG	Switzerland
Bruker Taiwan Co. Ltd.	Taiwan
Bruker Technologies Ltd.	Israel
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi	Turkey
Bruker UK Ltd.	United Kingdom
Bruker Verwaltungs GmbH	Germany
Bruker-Physik GmbH	Germany
Canopy Biosciences LLC	Delaware, U.S.A.
Chemspeed Technologies AG	Switzerland
Chemspeed Technologies GmbH	Germany
Chemspeed Technologies Inc.	New Jersey, U.S.A.
Chemspeed Technologies Ltd	United Kingdom
Dynamic Biosensors GmbH	Germany
Dynamic Biosensors, Inc.	Massachusetts, U.S.A.
ELITech Distribution SAS	France
ELITech France SAS	France
ELITech GmbH	Germany
ELITech Group Australia Pty. Ltd.	Australia
ELITech Group Benelux BV	Netherlands
ELITech Group SAS	France
ELITech Mepco SAS	France
EliTech Microbio SAS	France
ELITech UK Ltd.	United Kingdom
ELITechGroup Inc.	Utah, U.S.A
ELITechGroup MDx LLC	Washington, U.S.A.
ELITechGroup New Zealand Limited	New Zealand
ELITechGroup SpA	Italy
Fasmatech Science and Technology S.A.	Greece
Gauss Fusion GmbH	Germany
Gauss Fusion Inc.	Delaware, U.S.A.
Gonotec GmbH	Germany
Hain LifeScience E.A. Ltd.	Kenya
Hain LifeScience GmbH	Germany
Hydrostatic Extrusions Ltd.	United Kingdom
InCoaTec GmbH	Germany
Inscopix, Inc.	California, U.S.A.
Interherence GmbH	Germany
International Micobio SAS	France
InVivo Biotech Svx GmbH	Germany
IsoPlexis Corporation	Delaware, U.S.A.
IsoPlexis Corporation UK Limited	United Kingdom
IsoPlexis Trading Co., Ltd.	China
Lifescience Solutions Africa (Pty) Ltd.	South Africa
Luxendo GmbH	Germany
Merlin Diagnostika GmbH	Germany
Mestrelab Research S.L.	Spain

Name of Subsidiary	Jurisdiction of Incorporation
MIRO Analytical AG	Switzerland
Molecubes, NV	Belgium
Nanophoton Corporation	Japan
Nanophoton Korea	Korea
NanoString Technologies (Beijing) Co. Ltd.	China
NanoString Technologies Asia Pacific Limited	Hong Kong
NanoString Technologies Europe Limited	United Kingdom
NanoString Technologies SAS	France
NanoString Technologies Singapore Pte Limited	Singapore
NanoString Technologies Spain, S.L.	Spain
Neurescence, Inc.	Canada
Optimal Industrial Automation Limited	United Kingdom
Optimal Industrial Technologies Limited	United Kingdom
Osthus Beteiligungs GmbH	Germany
Osthus Group GmbH	Germany
Phase Focus Limited	United Kingdom
Phasefocus Holdings Limited	United Kingdom
Pinpoint Testing, LLC	Arkansas, U.S.A.
PMOD Technologies LLC	Switzerland
Precision Diagnostics, Inc.	Delaware, U.S.A.
PreOmics GmbH	Germany
PreOmics Inc.	Delaware, U.S.A.
Prolab Instruments GmbH	Switzerland
Research Instruments GmbH	Germany
SAS Biocentric	France
SCI Maison de la Biologie	France
SmartTip BV	Netherlands
Spectral Instruments Imaging LLC	Arizona, U.S.A.
TecBid SARL	Luxembourg
TecBid US Inc.	Utah, U.S.A
TechInvest SARL	Luxembourg
Tornado Spectral Systems Inc.	Canada
Vutara LLC	Delaware, U.S.A.
XGLab S.r.l.	Italy
Zellkraft Werk GmbH	Germany
Zontal Data Information Technology (Dalian) Co., Ltd.	China
Zontal GmbH	Germany
Zontal Inc.	Florida, U.S.A
(a)
The Company is in process of liquidating this subsidiary